Exhibit 23 (b)

             Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Intergraph Corporation's assumption of options under InterCAP Graphics Systems, Inc. 1989 Stock Option Plan and 1994 Nonqualified Stock Option Program of our reports dated January 28, 1994, with respect to the consolidated financial statements of Intergraph Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                               /s/ Ernst & Young LLP


Birmingham, Alabama
January 9, 1995